Exhibit 1(b)

                         SENTINEL GROUP FUNDS, INC.

                            ARTICLES OF AMENDMENT

    Sentinel Group Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST:   The Charter of the Corporation, as heretofore amended, is
further amended by redesignating the currently issued and unissued shares of stock of each of the classes of capital stock of the Corporation as follows:

                                                                                                          NUMBER OF SHARES
    CLASS DESIGNATION                                        NEW CLASS DESIGNATION                       PRESENTLY ALLOCATED
    -----------------                                        ---------------------                       -------------------
Sentinel Emerging Growth Fund                   Sentinel Emerging Growth Fund, Class A                         50,000,000
Sentinel World Fund                             Sentinel World Fund, Class A                                   15,000,000
Sentinel U.S. Treasury Money Market Fund        Sentinel U.S. Treasury Money Market Fund, Class A           1,000,000,000
Sentinel Balanced Fund                          Sentinel Balanced Fund, Class A                                40,000,000
Sentinel Bond Fund                              Sentinel Bond Fund, Class A                                    75,000,000
Sentinel Common Stock Fund                      Sentinel Common Stock Fund, Class A                            30,000,000
Sentinel Growth Fund                            Sentinel Growth Fund, Class A                                  25,000,000
Sentinel Government Securities Fund             Sentinel Government Securities Fund, Class A                   40,000,000
Sentinel Tax-Free Income Fund                   Sentinel Tax-Free Income Fund, Class A                         25,000,000
Sentinel Short-Intermediate Government Fund     Sentinel Short-Intermediate Government Fund, Class A           20,000,000
Sentinel New York Tax-Free Income Fund          Sentinel New York Tax-Free Income Fund, Class A                20,000,000


    SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors at a meeting duly convened and held on October 27, 1995.

    THIRD:   The foregoing amendment to the Charter of the Corporation is limited to a change expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

    FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its President, Joseph M. Rob, and witnessed by its Secretary, D. Russell Morgan, as of the 21st day of March, 1996.

    IN WITNESS WHEREOF, Sentinel Group Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles of Amendment are the corporate act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                          SENTINEL GROUP FUNDS, INC.

WITNESS:


/s/ D. Russell Morgan                         /s/ Joseph M. Rob
________________________________         By:  _______________________________
D. Russell Morgan, Secretary                  Joseph M. Rob, President